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                                  EXHIBIT 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Capitol Bancorp Ltd.
Lansing, Michigan

         We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 29, 1999, relating to the consolidated financial statements of Capitol Bancorp Ltd. appearing in the Companies' Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                 BDO SEIDMAN LLP


Grand Rapids, Michigan
July 29, 1999